EXHIBIT 23

Independent Auditor’s Consent

We consent to the incorporation by reference in the registration statements of First Bancorp of Indiana, Inc. on Form S-8 (File Nos. 333-36076, 333-76046 and 333-111554) of our report dated September 20, 2007, on our audits of the consolidated financial statements of First Bancorp of Indiana, Inc. as of June 30, 2007 and 2006, and for the years ended June 30, 2007, 2006 and 2005, which report is incorporated by reference in this Annual Report on Form 10-KSB.

/s/ BKD, LLP

Evansville, Indiana
September 24, 2007